QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
BroadVision, Inc.:

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-109709, 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) of BroadVision, Inc. of our reports dated March 11, 2005, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of BroadVision, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

San Jose, California
March 11, 2005

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM